UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2020 (the “Effective Date”), Hasbro, Inc. and Hasbro Studios LLC (together with their affiliated entities, the “Company”) and Stephen Davis, Executive Vice President and Chief Content Officer entered into a Transition Services Agreement (the “Transition Agreement”) pursuant to which Mr. Davis will serve as Special Advisor, Entertainment from the Effective Date until September 1, 2020 (the “Retirement Date”), and will step down from his position as the Company’s Executive Vice President and Chief Content Officer on the Effective Date.

Pursuant to the Transition Agreement, during the period from the Effective Date to the Retirement Date (referred to as the “Transition Period”), Mr. Davis will continue to (i) receive his current annual base salary, payable in accordance with the Company’s regular payroll practices, (ii) generally participate in all broad-based health and welfare plans and programs in which he participated immediately prior to the Effective Date, and (iii) continue to vest in outstanding equity-based awards subject to, and in accordance with, their respective terms through the Retirement Date. No additional equity awards are expected to be granted to Mr. Davis during the Transition Period. Mr. Davis will be paid his bonus under the Company’s Senior Management Annual Incentive Plan (the “Plan”) for fiscal 2019.

If Mr. Davis remains employed through the end of the Transition Period, the Company will pay him severance benefits including: (i) severance pay equal to his base salary for 52 weeks following the Retirement Date (the "Severance Pay Period"); (ii) a one-time, lump sum payment of $600,000 to be paid within thirty days of the Retirement Date; and (iii) continued participation in the Company’s health and welfare benefit plans during the Severance Pay Period. All severance payments will cease at the end of the Severance Pay Period and the severance benefits described above are the maximum benefits that the Company will pay.

Subject to certain limited exceptions in the Transition Agreement, if Mr. Davis’s employment with the Company terminates for any reason prior to the end of the Transition Period, then Mr. Davis would be entitled to any payments or benefits under the Transition Agreement or applicable benefit plans or arrangements that have accrued through the date of termination. If Mr. Davis’s employment is terminated by the Company for Cause or voluntarily by Mr. Davis prior to the end of the Transition Period, he will not be entitled to any severance payments or benefits described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: March 06, 2020